Exhibit 99

NEWS

ANADARKO ANNOUNCES THIRD-QUARTER RESULTS

INCREASES FULL-YEAR SALES-VOLUMES GUIDANCE

HOUSTON, Oct. 29, 2012 – Anadarko Petroleum Corporation (NYSE: APC) today announced third-quarter 2012 income attributable to common stockholders of $121 million, or $0.24 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $301 million, or $0.60 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the third quarter of 2012 was approximately $2.229 billion, and discretionary cash flow totaled $1.794 billion.(2)

THIRD-QUARTER 2012 HIGHLIGHTS

•	Announced a 3-million-BOE (barrels of oil equivalent) increase to the midpoint of full-year sales-volumes guidance, while maintaining previous full-year capital spending expectations
•	Increased sales volumes by 79,000 BOE per day over the third quarter of 2011, representing a 12-percent increase
•	Collected an additional $501 million associated with the Algeria tax resolution
•	Enhanced the value of two major projects by increasing the estimated recoverable resources in Colorado’s Wattenberg Horizontal (HZ) program and Mozambique’s Golfinho/Atum complex

“Anadarko is delivering another year of strong operational results and continued cost reductions, and with this momentum, we are pleased to increase our full-year sales-volumes guidance to a new range of 265 to 267 million BOE with no corresponding increase in capital spending,” Anadarko President and CEO Al Walker said. “During the quarter, we delivered record liquids volumes of 322,000 barrels per day and safely reduced controllable costs on a per-unit basis in every category relative to the third quarter of last year. The significant cash generation year-to-date also enabled us to strengthen the balance sheet by reducing borrowings under our revolving credit facility by $1.5 billion, while maintaining approximately $2.5 billion of cash on hand at the end of the third quarter.”

Anadarko reported total sales volumes of 68 million BOE, or 739,000 BOE per day, during the third quarter. Approximately 1 million BOE of production in the Gulf of Mexico was shut in during the quarter as a result of weather-related downtime. The company achieved record liquids sales volumes during the quarter with oil volumes averaging 234,000 barrels per day and natural gas liquids averaging 88,000 barrels per day, equating to a 41,000-barrel-per-day increase in total liquids over the third quarter of 2011. Natural gas volumes averaged approximately 2.5 billion cubic feet per day.

During the quarter, Anadarko continued to ramp up activity in its Wattenberg HZ program in northeast Colorado and in the Eagleford Shale in south Texas, with these fields combining for an increase of more than 800,000 barrels of liquids sales volumes over the second quarter of this year. The Wattenberg HZ program continued to deliver rates of return exceeding 100 percent and, due to the exceptional well performance in both the Niobrara and Codell formations coupled with identified down-spacing opportunities and longer laterals, the company increased the lower end of its estimated resource range by 500 million BOE to a new range of 1.0 billion to 1.5 billion BOE.

Anadarko completed its four-well, initial appraisal program in the Golfinho/Atum complex offshore Mozambique. All four appraisal wells were successful, resulting in the partnership increasing the field’s estimated recoverable natural gas resources to a new range of 15 to 35 trillion cubic feet. In addition, the partnership completed its well-testing program in the Prosperidade complex with multiple tests at Lagosta-2. Each of three zones flowed at facility-constrained rates of around 100 million cubic feet per day (MMcf/d). Anadarko currently has two contracted drillships operating offshore Mozambique, with one conducting flow testing in the Golfinho/Atum complex and the other drilling the Pérola Negra (Black Pearl) prospect near the southern end of the Offshore Area 1 Block.

“As a result of the exceptional drilling and testing results in Mozambique to date, we have identified the resources capable of supplying in excess of 50 million tonnes per annum of LNG (liquefied natural gas). In the coming weeks we expect to announce our FEED (Front-End Engineering and Design) contractors for both onshore processing and offshore gathering, which will focus on the foundation development of two trains,” said Walker. “We look forward to continuing to work with the government of Mozambique and our partners to advance one of the world’s most significant natural gas discoveries in the last 20 years, and one that is capable of enabling Mozambique to become one of the world’s largest exporters of LNG in future years.”

OPERATIONS REPORT

For more details on Anadarko’s operations and exploration program, please refer to the comprehensive report on third-quarter 2012 activity. The report is available at www.anadarko.com on the Investor Relations page.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, October 30 at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss third-quarter results, current operations and the company’s outlook for the remainder of 2012. The dial-in number is 855.812.0464 in the United States, or 970.300.2271 internationally. The confirmation number is 37608290. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA

Eight pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2011, the company had approximately 2.54 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to drill, develop and commercially operate the drilling prospects identified in this news release, to meet financial and operating guidance, and to successfully plan, build and operate an LNG project. See “Risk Factors” in the company’s 2011 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: Effective Jan. 1, 2010, the United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “estimated resource range,” “estimated recoverable natural gas resources,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2011, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at:

Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Wayne Rodrigs, wayne.rodrigs@anadarko.com, 832.636.2305

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended September 30, 2012
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Unrealized gains (losses) on derivatives, net*	$(456)	$(290)	$(0.58)
Gains (losses) on divestitures, net	6	3	0.01
Impairments, including unproved properties	(5)	(4)	(0.01)
Algeria exceptional profits tax settlement	(7)	(7)	(0.01)
Deepwater Horizon settlement and related costs	(4)	(3)	(0.01)

	$(466)	$(301)	$(0.60)

*

For the quarter ended September 30, 2012, before-tax unrealized gains (losses) on derivatives, net includes $(437) million related to commodity derivatives, $(14) million related to other derivatives, and $(5) million related to gathering, processing, and marketing sales.

	Quarter Ended September 30, 2011
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Deepwater Horizon settlement and related costs	$(4,042)	$(2,617)	$(5.26)
Unrealized gains (losses) on derivatives, net*	(692)	(440)	(0.88)
Gains (losses) on divestitures, net	(225)	(140)	(0.28)
Impairments, including unproved properties	(312)	(177)	(0.36)

	$(5,271)	$(3,374)	$(6.78)

*

For the quarter ended September 30, 2011, before-tax unrealized gains (losses) on derivatives, net includes $159 million related to commodity derivatives, $(854) million related to other derivatives, and $3 million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), and adjusted free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes fluctuations in assets and liabilities. Management uses free cash flow and adjusted free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended September 30,		Nine Months Ended September 30,
millions	2012	2011	2012	2011

Net cash provided by operating activities	$2,229	$1,466	$6,119	$4,592
Add back:
Deepwater Horizon settlement and related costs	3	22	(10)	57
Algeria exceptional profits tax settlement	(501)	—	(614)	—
Change in accounts receivable	(58)	404	(409)	939
Change in accounts payable and accrued expenses	—	(9)	486	(250)
Change in other items—net	121	(4)	(27)	88

Discretionary cash flow from operations	$1,794	$1,879	$5,545	$5,426

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended September 30,		Nine Months Ended September 30,
millions	2012	2011	2012	2011

Discretionary cash flow from operations	$1,794	$1,879	$5,545	$5,426
Less: Capital expenditures*	1,779	1,303	5,378	4,611

Free cash flow	$15	$576	$167	$815

Collection of Algeria exceptional profits tax receivable	501	—	614	—

Adjusted free cash flow	$516	$576	$781	$815

*

Includes Western Gas Partners, LP (WES) capital expenditures of $139 million and $45 million for the three months ended September 30, 2012 and 2011, respectively, and $360 million and $383 million for the nine months ended September 30, 2012 and 2011, respectively.

	Quarter Ended September 30, 2012		Quarter Ended September 30, 2011
millions except per-share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)

Net income (loss) attributable to common stockholders	$121	$0.24	$(3,051)	$(6.12)
Less: Certain items affecting comparability	(301)	(0.60)	(3,374)	(6.78)

Adjusted net income (loss)	$422	$0.84	$323	$0.66

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	September 30, 2012

Total debt	$14,141
Less: Cash and cash equivalents	2,532

Net debt	$11,609

Net debt	$11,609
Stockholders’ equity	20,393

Adjusted capitalization	$32,002

Net debt to adjusted capitalization ratio	36%

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended September 30,		Nine Months Ended September 30,
millions except per-share amounts	2012	2011	2012	2011

Consolidated Statements of Income

Revenues and Other

Natural-gas sales	$613	$840	$1,682	$2,564
Oil and condensate sales	2,163	1,905	6,629	5,948
Natural-gas liquids sales	289	377	913	1,080
Gathering, processing, and marketing sales	218	262	671	750
Gains (losses) on divestitures and other, net	49	(185)	106	(214)

Total	3,332	3,199	10,001	10,128

Costs and Expenses

Oil and gas operating	241	262	732	730
Oil and gas transportation and other	247	217	710	633
Exploration	297	307	1,662	722
Gathering, processing, and marketing	185	214	552	590
General and administrative	285	293	816	784
Depreciation, depletion, and amortization	979	932	2,936	2,902
Other taxes	267	375	970	1,132
Impairments	4	183	166	287
Algeria exceptional profits tax settlement	7	—	(1,797)	—
Deepwater Horizon settlement and related costs	4	4,042	15	4,077

Total	2,516	6,825	6,762	11,857

Operating Income (Loss)	816	(3,626)	3,239	(1,729)

Other (Income) Expense

Interest expense	185	206	561	642
(Gains) losses on commodity derivatives, net	237	(230)	(231)	(317)
(Gains) losses on other derivatives, net	14	854	154	939
Other (income) expense, net	(10)	40	(264)	(2)

Total	426	870	220	1,262

Income (Loss) Before Income Taxes	390	(4,496)	3,019	(2,991)

Income Tax Expense (Benefit)	248	(1,468)	764	(762)

Net Income (Loss)	$142	$(3,028)	$2,255	$(2,229)

Net Income Attributable to Noncontrolling Interests	21	23	67	62

Net Income (Loss) Attributable to Common Stockholders	$121	$(3,051)	$2,188	$(2,291)

Per Common Share:

Net income (loss) attributable to common stockholders—basic	$0.24	$(6.12)	$4.35	$(4.60)
Net income (loss) attributable to common stockholders—diluted	$0.24	$(6.12)	$4.34	$(4.60)

Average Number of Common Shares Outstanding—Basic	500	498	499	498

Average Number of Common Shares Outstanding—Diluted	502	498	501	498

Exploration Expense

Dry hole expense	$142	$17	$346	$75
Impairments of unproved properties	60	179	1,043	348
Geological and geophysical expense	40	52	89	152
Exploration overhead and other	55	59	184	147

Total	$297	$307	$1,662	$722

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended September 30,		Nine Months Ended September 30,
millions	2012	2011	2012	2011

Cash Flows from Operating Activities

Net income (loss)	$142	$(3,028)	$2,255	$(2,229)
Depreciation, depletion, and amortization	979	932	2,936	2,902
Deferred income taxes	(48)	(1,453)	95	(1,195)
Dry hole expense and impairments of unproved properties	202	196	1,389	423
Impairments	4	183	166	287
(Gains) losses on divestitures, net	(6)	225	23	243
Unrealized (gains) losses on derivatives, net	456	692	539	767
Deepwater Horizon settlement and related costs	4	4,042	15	4,077
Algeria exceptional profits tax settlement	7	—	(1,797)	—
Tronox-related contingent loss	—	—	(250)	—
Other	54	90	174	151

Discretionary Cash Flow from Operations	1,794	1,879	5,545	5,426
Deepwater Horizon settlement and related costs	(3)	(22)	10	(57)
Algeria exceptional profits tax settlement	501	—	614	—
(Increase) decrease in accounts receivable	58	(404)	409	(939)
Increase (decrease) in accounts payable and accrued expenses	—	9	(486)	250
Other items—net	(121)	4	27	(88)

Net Cash Provided by Operating Activities	$2,229	$1,466	$6,119	$4,592

Capital Expenditures	$1,779	$1,303	$5,378	$4,611

millions			September 30, 2012	December 31, 2011

Condensed Balance Sheets

Cash and cash equivalents			$2,532	$2,697
Algeria exceptional profits tax settlement			1,122	—
Other current assets			3,670	4,234
Net properties and equipment			37,976	37,501
Other assets			1,664	1,516
Goodwill and other intangible assets			5,754	5,831

Total Assets			$52,718	$51,779

Current debt			$1,039	$170
Other current liabilities			3,785	4,729
Long-term debt			13,102	15,060
Other long-term liabilities			13,361	12,837
Stockholders’ equity			20,393	18,105
Noncontrolling interests			1,038	878

Total Liabilities and Equity			$52,718	$51,779

Capitalization

Total debt			$14,141	$15,230
Stockholders’ equity			20,393	18,105

Total			$34,534	$33,335

Capitalization Ratios

Total debt			41%	46%
Stockholders’ equity			59%	54%

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl
Quarter Ended September 30, 2012
United States	2,499	143	88	231	13	8	$2.67	$94.19	$35.93
Algeria	—	61	—	—	6	—	—	109.70	—
Other International	—	30	—	—	2	—	—	107.42	—

Total	2,499	234	88	231	21	8	$2.67	$99.93	$35.93

Quarter Ended September 30, 2011
United States	2,271	129	74	209	12	7	$4.02	$94.02	$55.47
Algeria	—	54	—	—	5	—	—	108.59	—
Other International	—	24	—	—	3	—	—	112.17	—

Total	2,271	207	74	209	20	7	$4.02	$99.92	$55.47

Nine Months Ended September 30, 2012
United States	2,487	146	81	681	40	22	$2.47	$99.26	$40.96
Algeria	—	57	—	—	16	—	—	110.46	—
Other International	—	30	—	—	8	—	—	114.21	—

Total	2,487	233	81	681	64	22	$2.47	$103.90	$40.96

Nine Months Ended September 30, 2011
United States	2,336	132	74	638	36	20	$4.02	$96.84	$53.48
Algeria	—	56	—	—	15	—	—	107.82	—
Other International	—	27	—	—	8	—	—	109.79	—

Total	2,336	215	74	638	59	20	$4.02	$101.35	$53.48

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE
Quarter Ended September 30, 2012	739		68
Quarter Ended September 30, 2011	660		61
Nine Months Ended September 30, 2012	729		200
Nine Months Ended September 30, 2011	678		185

Sales Revenue and Commodity Derivatives
	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil &		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended September 30, 2012
United States	$613	$1,246	$289	$170	$(262)	$21	$(164)	$3	$(11)
Algeria	—	617	—	—	—	6	—	—	—
Other International	—	300	—	—	—	—	—	—	—

Total	$613	$2,163	$289	$170	$(262)	$27	$(164)	$3	$(11)

Quarter Ended September 30, 2011
United States	$840	$1,118	$377	$72	$7	$—	$133	$(1)	$19
Algeria	—	540	—	—	—	—	—	—	—
Other International	—	247	—	—	—	—	—	—	—

Total	$840	$1,905	$377	$72	$7	$—	$133	$(1)	$19

Nine Months Ended September 30, 2012
United States	$1,682	$3,981	$913	$564	$(464)	$36	$77	$6	$18
Algeria	—	1,713	—	—	—	(6)	—	—	—
Other International	—	935	—	—	—	—	—	—	—

Total	$1,682	$6,629	$913	$564	$(464)	$30	$77	$6	$18

Nine Months Ended September 30, 2011
United States	$2,564	$3,477	$1,080	$215	$(54)	$(56)	$188	$(1)	$19
Algeria	—	1,644	—	—	—	(3)	9	—	—
Other International	—	827	—	—	—	—	—	—	—

Total	$2,564	$5,948	$1,080	$215	$(54)	$(59)	$197	$(1)	$19

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of October 29, 2012

	4th Qtr Guidance			Total Year Guidance

	Units			Units
Total Sales (MMBOE)	65	—	67	265	—	267
Total Sales (MBOE/d)	711	—	730	724	—	730

Crude Oil (MBbl/d):	225	—	233	231	—	233

United States	151	—	154	148	—	148
Algeria	44	—	46	53	—	54
Other International	30	—	34	30	—	31

Natural Gas (MMcf/d):

United States	2,340	—	2,400	2,450	—	2,465

Natural Gas Liquids (MBbl/d):

United States	92	—	96	84	—	85

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	6.50	—	8.50	7.50	—	8.00

United States	0.50	—	2.50	2.50	—	3.00
Algeria	17.75	—	19.75	15.50	—	16.00
Other International	18.50	—	20.50	18.00	—	18.50

Natural Gas ($/Mcf):

United States	(0.05)	—	(0.25)	(0.10)	—	(0.15)

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of October 29, 2012

	4th Qtr Guidance			Total Year Guidance*

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin	40	—	50	175	—	185
Minerals and Other	30	—	40	160	—	170

Costs and Expenses:
	$ / BOE			$ / BOE

Oil & Gas Direct Operating	4.00	—	4.20	3.75	—	3.80
Oil & Gas Transportation/Other	3.70	—	3.90	3.60	—	3.65
Depreciation, Depletion and Amortization	14.70	—	15.25	14.55	—	14.75
Production Taxes (% of Revenue)	8.5%	—	9.0%	10.0%	—	10.5%

	$ MM			$ MM

General and Administrative	290	—	310	1,110	—	1,130
Exploration Expense
Non-Cash	190	—	210	715	—	735
Cash	150	—	160	420	—	430
Interest Expense (net)	185	—	190	745	—	750
Other (Income) Expense	5	—	45	60	—	100

Tax Rate:
Algeria (All current)	45%	—	45%	50%	—	55%
Rest of Company (50% Current for 4Q and 20% for FY)	50%	—	60%	45%	—	50%

Avg. Shares Outstanding (MM)

Basic	499	—	500	499	—	500
Diluted	501	—	503	501	—	503

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,550	—	1,850	6,400	—	6,700
Capitalized Interest	45	—	50	200	—	200

*	Excludes items affecting comparability

Anadarko Petroleum Corporation

Commodity Hedge Positions (Excluding Natural Gas Basis)

As of 10 a.m. CDT on October 29, 2012

		Weighted Average Price per Barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2012
Brent	45	$85.00	$105.00	$125.60
WTI	17	$71.36	$90.91	$113.30

	62	$81.34	$101.22	$122.30
2013
Brent	26	$85.00	$105.00	$125.15

Fixed Price - Financial
2012
Brent	40	$110.10
WTI	20	$101.39

	60	$107.19
2013
Brent	34	$110.04

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu
Natural Gas
Fixed Price - Financial
2012	1,000	$4.69
2013	1,020	$4.00

Interest Rate Derivatives As of October 29, 2012
Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR
Swap	$50 Million	September 2016	September 2026	5.91%	3M LIBOR
Swap	$750 Million	September 2016	September 2046	5.86%	3M LIBOR